Exhibit 24.1

POWER OF ATTORNEY

The PNC Financial Services Group, Inc.

Each of the undersigned directors and/or officers of The PNC Financial Services Group, Inc. (the “Corporation”), a Pennsylvania corporation, hereby names, constitutes and appoints Robert Q. Reilly, Gregory H. Kozich, Kathryn Leonard, Laura Long, Vicki C. Henn and Laura Gleason and each of them individually, the undersigned’s true and lawful attorney-in-fact and agent, with full power to act with or without the others and with full power of substitution and resubstitution, for and on behalf of him or her and in his or her name, place and stead, in any and all capacities, to perform any and all acts and do all things and to execute any and all instruments which said attorneys-in-fact and agents and each of them may deem necessary or desirable to enable the Corporation to comply with the Securities Act of 1933 (the “Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “SEC”) thereunder in connection with the filing of the accompanying registration statement under the Act for the registration of securities of the Corporation pursuant to resolutions adopted by the Board of Directors of the Corporation authorizing the preparation and filing of a registration statement on Form S-8, including the Prospectus and any and all exhibits, supplements and documents relating thereto, for the registration under the Act, of securities of the Corporation to be issued under the Firstbank Holding Company 2020 Restricted Non-Voting Class A Common Stock Unit Plan and the Firstbank Holding Company 2020 Restricted Preferred Stock Unit Plan, as such plans may be amended and/or restated from time to time (the “Plans”), including without limiting the generality of the foregoing, power and authority to sign the name of the undersigned director or officer or both in such capacity or capacities, to such registration statement including without limitation any and all amendments, including post-effective amendments, and exhibits thereto, and to file the same, with all exhibits thereto, and any and all other documents in connection therewith, with the SEC and any applicable securities exchange or securities self-regulating body, hereby granting to said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as the undersigned might or could do in person.

And each of the undersigned hereby ratifies and confirms all that any said attorney-in-fact and agent, or any substitute, lawfully does or causes to be done by virtue hereof.

IN WITNESS WHEREOF, the following persons have duly signed this Power of Attorney as of the dates indicated.

Name/Signature	Capacity	Date

/s/ Joseph Alvarado Joseph Alvarado	Director	December 17, 2025

/s/ Debra A. Cafaro Debra A. Cafaro	Director	December 17, 2025

/s/ Marjorie Rodgers Cheshire Marjorie Rodgers Cheshire	Director	December 17, 2025

/s/ Douglas Dachille Douglas Dachille	Director	December 17, 2025

/s/ Andrew T. Feldstein Andrew T. Feldstein	Director	December 19, 2025

/s/ Richard J. Harshman Richard J. Harshman	Director	December 17, 2025

/s/ Daniel R. Hesse Daniel R. Hesse	Director	December 17, 2025

/s/ Renu Khator Renu Khator	Director	December 17, 2025

/s/ Linda R. Medler Linda R. Medler	Director	December 17, 2025

/s/ Robert A. Niblock Robert A. Niblock	Director	December 17, 2025

/s/ Martin Pfinsgraff Martin Pfinsgraff	Director	December 23, 2025

/s/ Bryan S. Salesky Bryan S. Salesky	Director	December 17, 2025